Exhibit 23.1
CONSENT OF INDEPENDENCE REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation in this Pre-effective Amendment No. 5 to the Registration Statement on Form SB-2/A of our report December 21, 2006, Except for Note 14 which is dated August 15, 2007 relating to the financial statements of Solar Enertech Corporation as of and for the year ended September 30, 2006 and for the period from inception (July 7, 2004) to September 30, 2006, as well as the reference to Malone & Bailey, PC as experts.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
November 14, 2007